EXHIBIT I

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Ordinary Shares, par value $0.0025 per share, of Arqit Quantum Inc. will be filed on behalf of each of the persons and entities named below in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: June 22, 2026

ICS OPPORTUNITIES, LTD.

By: Millennium Management LLC,

       its Investment Manager

By: /s/ Gil Raviv

Name: Gil Raviv

Title: Global General Counsel

MILLENNIUM MANAGEMENT LLC

By: /s/ Gil Raviv

Name: Gil Raviv

Title: Global General Counsel

MILLENNIUM GROUP MANAGEMENT LLC By: /s/ Gil Raviv Name: Gil Raviv Title: Global General Counsel /s/ Israel A. Englander Israel A. Englander